UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 23, 2005

Bone Care International, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-27854 (Commission File Number)	39-1527471 (IRS Employer Identification No.)

1600 Aspen Commons, Suite 900 Middleton, Wisconsin (Address of principal executive offices)		53562 (Zip Code)

(608) 662-7800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On May 4, 2005, Bone Care International (“Bone Care”) announced that it had entered into a merger agreement (the “Merger Agreement”) providing for the merger (the “Merger”) of Bone Care with a subsidiary of Genzyme Corporation (“Genzyme”) in a transaction pursuant to which each share of Bone Care’s common stock outstanding immediately prior to the Merger will be converted into the right to receive $33.00 in cash.

     As previously reported, on May 26, 2005, Bone Care was named as a defendant in a putative shareholder class action filed in the Circuit Court for Dane County, Wisconsin: Freeport Partners LLC v. Bone Care International, Inc., et. al., Case No. 05-CV-1719.

     On June 23, 2005, plaintiff’s motion for a temporary restraining order to block the shareholder vote on the Merger or, in the alternative, the certification of that vote, was denied on the basis that plaintiff failed to show a likelihood of success on the merits and also that plaintiff has an adequate remedy at law.

     Plaintiff’s lawsuit remains pending following the Court’s decision and the complaint in the case seeks, among other remedies, rescission of the Merger, damages and other monetary relief.

     Bone Care does not believe that the claims made by the plaintiff are meritorious and intends to vigorously contest them.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cased this report to be signed on its behalf by the undersigned thereunto duly authorized.

BONE CARE INTERNATIONAL, INC.
Date: June 28, 2005	By:	/s/ Brian J. Hayden
		Name:	Brian J. Hayden
		Title:	VP Finance

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